UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-21937

Delaware 68-0262011

(State or other (IRS Employer

jurisdiction of incorporation) Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Cerus Corporation (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting") on June 11, 2014. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2014 (the "Proxy Statement").

Proposal 1

The Company's stockholders elected each of the three nominees named below to the Board of Directors, to serve until the 2017 Annual Meeting of Stockholders or until his respective successor has been elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Timothy B. Anderson	25,910,624	650,923	35,810,748
Bruce C. Cozadd	25,907.153	654,394	35,810,748
William M. Greenman	26,155,791	405,756	35,810,748

Proposal 2

The Company's stockholders approved the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 112,500,000 shares to 225,000,000 shares.

For	Against	Abstain	Broker Non-Votes
58,313,059	3,901,888	157,348	0

Proposal 3

The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
25,502,544	1,015,158	43,845	35,810,748

Proposal 4

The Company's stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for its fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
60,921,185	1,253,392	197,718	0

No other matters were submitted for stockholder action at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION
Dated: June 13, 2014
	By:	/s/ Kevin D. Green
Kevin D. Green
Vice President, Finance and Chief Financial Officer